As filed with the Securities and Exchange Commission on August 20, 2007.

Registration No. 333-115213

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Hospitality Properties Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	55-0862656
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Eagle Hospitality Properties Trust, Inc. 2 Manhattanville Road Purchase, New York 10577 (914) 694-8000	Ron Solotruk Eagle Hospitality Properties Trust, Inc. 2 Manhattanville Road Purchase, New York 10577 (914) 694-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Michael E. Dillard, P.C.

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

Phone: (713) 220-5800

Facsimile: (713) 236-0822

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-11, as amended (File No. 333-115213) (the “Registration Statement”), which was originally filed on May 6, 2004, is being filed to deregister unsold shares of common stock of the registrant, Eagle Hospitality Properties Trust, Inc. (“Eagle”).

On April 27, 2007, pursuant to that certain Agreement and Plan of Merger, dated as of April 27, 2007, by and among Eagle, EHP Operating Partnership, L.P., AP AIMCAP Holdings LLC (“AP AIMCAP”) and AP AIMCAP Corporation, Eagle will become a wholly owned subsidiary of AP AIMCAP, and its common stock will cease to be quoted on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 20, 2007.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ Lee Niebart
Lee Niebart
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stuart Koenig Stuart Koenig	Chairman of the Board of Directors and Treasurer (Principal Financial Officer)	August 20, 2007

/s/ Lee Niebart Lee Niebart	President (Principal Executive Officer)	August 20, 2007